EXHIBIT 99.28

AVOCENT CORPORATION

PUT OPTION AGREEMENT

THIS PUT OPTION AGREEMENT is made and entered into this 7th day of September, 2006, by Avocent Corporation, a Delaware corporation (“Avocent”), and Zhuo “Joe” Wang (“Mr. Wang”) with respect to Avocent’s common stock, par value $0.001 per share (“Common Stock”).

RECITALS

A.            On August 31, 2006, Avocent acquired all of the outstanding capital stock of LANDesk Group Limited, a company incorporated in Ireland (“LANDesk”), for cash and Common Stock (the “Acquisition”) pursuant to the terms of that certain Transaction Agreement dated April 26, 2006 (the “Transaction Agreement”)

B.            As a result of the Acquisition, Mr. Wang is now the holder and record owner of approximately (subject to rounding) 502,354 shares (the “Subject Shares”) of Common Stock, which Mr. Wang intends to transfer to the Zhuo Wang, as Trustee of the Wang Family Trust — Fund B dated June 8, 2006, as amended (the “Wang Family Trust”) for the benefit of Mr. Wang and his family.

C.            Avocent has agreed to give Mr. Wang a one-time put option, provided the Subject Shares have not been sold or otherwise disposed of by Mr. Wang (or the Wang Family Trust) prior to the Effective Date (as defined in Section 1.2), whereby Mr. Wang may require Avocent to purchase up to all of the Subject Shares on and subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Avocent and Mr. Wang hereby covenant and agree as follows:

1.             Put Option.

1.1           Grant of Put Option.  Avocent hereby grants to Mr. Wang (and, following a transfer by Mr. Wang of the Subject Shares to the Wang Family Trust, to the Wang Family Trust) the one-time right and option (the “Put Option”) to require Avocent to purchase all or any portion of the Subject Shares (and not other Common Shares owned or acquired by Mr. Wang or the Wang Family Trust), at the times, on the terms, and for the consideration determined pursuant to Section 1.2.

1.2           Exercise Price; Time of Exercise.  The Put Option shall be exercisable by Mr. Wang (or the Wang Family Trust) in the manner contemplated by Section 1.3, and except in the case of the death or disability of Mr. Wang as described in Section 1.5, the Put Option shall be exercisable only by Mr. Wang (or the Wang Family Trust) and only if Mr. Wang is employed by LANDesk on February 16, 2007 (or has been involuntarily terminated by LANDesk prior to that time).  The Put Option shall be exercisable one time, and one time only, with respect to all or any portion of the Subject Shares then held by Mr. Wang (or the Wang Family Trust) for a period of ten (10) business days beginning on the day immediately following earlier of (i) the date on which Avocent pays the Contingent Cash Consideration (as described in the Offer defined in the Transaction Agreement) to former LANDesk shareholders, (ii) the date on which Avocent gives notice to Mr. Wang that the Contingent Cash Consideration has not been earned, or (iii) the due date (March 1, 2007) for the filing of Avocent’s SEC Form 10-K for 2006 (in any case, the “Effective Date”)

and expiring at 5:00 p.m., Central time, on the ninth business day (the “Expiration Date”) following the Effective Date; provided, however, that the Expiration Date shall be extended for the number of days, if any, that Mr. Wang (or the Wang Family Trust) is prevented from exercising the Put Option because of the occurrence after the Effective Date of a restriction event described in Section 1.4.  The price per share payable by Avocent to Mr. Wang (or the Wang Family Trust) upon exercise of the Put Option (the “Put Price”) shall be equal to $28.211, which is the Acquiror Common Stock Value (as defined in the Transaction Agreement).  For purposes of this Section 1.2, the term “involuntarily terminated” shall mean, without Mr. Wang’s express consent, a significant reduction (other than a reduction that applies to all employees of the LANDesk) of his duties, position or responsibilities or a material reduction (other than a reduction that applies to all employees of the LANDesk) by LANDesk in the kind or level of employee benefits to which he is entitled immediately prior to such reduction with the result that his overall benefits packages is significantly reduced.

1.3           Manner of Exercising Put Option.  The Put Option shall be exercisable by Mr. Wang (or the Wang Family Trust) only by delivery, prior to the Expiration Date, of a completed and fully-executed Put Option Notice (in the form attached hereto as Exhibit A) to Avocent at the address specified below, together with the certificate or certificates for the number of Subject Shares being sold pursuant to the exercise of the Put Option properly registered in the name Mr. Wang (or the Wang Family Trust).  Within five (5) days after receipt of a properly exercised Put Option and the corresponding certificate or certificates representing the shares of Common Stock thereby tendered, Avocent shall pay to Mr. Wang (or the Wang Family Trust) the Put Price determined in accordance with Section 1.2 above, taking into consideration any adjustments made pursuant to Section 2.1 hereof.  Such payment may be effected in cash or by certified or official bank check or wire transfer.  The Put Option shall be deemed to have been exercised immediately prior to the close of business on the date of timely delivery of the Put Option Notice for exercise as provided in this Section 1.3.  Failure to deliver the Put Option Notice prior to the expiration of the Put Option on the Expiration Date shall constitute an irrevocable waiver of the Put Option.

1.4           Restrictions on Put Option.  Notwithstanding anything herein to the contrary, the Put Option may not be exercised if (i) Avocent is insolvent at the time of the exercise of the Put Option, (ii) the repurchase of the Subject Shares as required by the Put Option would cause Avocent to become insolvent, or (iii) the repurchase of the Subject Shares as required by the Put Option would be in violation of applicable law.

1.5           Restricted Transfer of Put Option.  Other than a transfer by Mr. Wang to the Wang Family Trust as described in Section 1.1, the Put Option may be transferred only to the legal representative of Mr. Wang (or his estate) on his death or disability, and in the event Mr. Wang is deceased or disabled on the Effective Date or dies or becomes disabled during the period commencing on the Effective Date and ending on the Expiration Date, his legal representative shall have forty (40) days (rather than ten (10) days) after the Effective Date to exercise the Put Option.  This Put Option is not otherwise assignable and shall not otherwise be sold, transferred, or disposed of by Mr. Wang.  For this purpose, the term “disability” shall mean that Mr. Wang has been unable to perform his LANDesk duties as the result of his incapacity due to mental illness as determined to be total and permanent by a physician selected by the Avocent or its insurers and acceptable to the Mr. Wang or Mr. Wang’s legal representative (such agreement as to acceptability not to be unreasonably withheld).

2.             Adjustment of Number of Shares; Substitute Shares.

2.1           Changes in Capital Structure.  The number and type of shares or other property transferable upon exercise of the Put Option shall be equitably adjusted in the event of any stock split, combination, stock dividend or recapitalization, or conversion or exchange for other securities or property as a result of a merger, sale, liquidation or reorganization of Avocent or other similar change in capital structure of Avocent or as a result of any other disposition or conversion of the Subject Shares or the proceeds therefrom, and the price per share payable to upon exercise of the Put Option as set forth in Section 1.2 hereof shall be correspondingly adjusted, such that the aggregate price payable by Avocent with respect to all of the Subject Shares shall remain unchanged.

2.2           Other Adjustments.  No adjustment will be made with respect to the securities underlying the exercise of the Put Option on account of dividends or other distribution of cash or property on the Common Stock.

3.             Miscellaneous.

3.1           Governing Law.  This Put Option Agreement and the Put Option hereunder shall be governed by and construed in accordance with the laws of the State of Alabama.

3.2           Notices.  All notices and other communications under this Put Option Agreement shall be in writing, and shall be deemed to have been duly given on the date of delivery if sent by facsimile or delivered by recognized overnight or international courier service or personal delivery (as the situation may require) at the respective address or facsimile number of the party receiving notice as set forth below (until any such address is changed by notice duly given):

If to Avocent at:

Avocent Corporation	Avocent Corporation
4991 Corporate Drive	9911 Willows Road NE
Huntsville, AL 35805	Redmond, WA 98052
Attn: John R. Cooper, Chief Executive Officer	Attn: Samuel F. Saracino, General Counsel
Facsimile: 256-217-1402	Facsimile: 425-497-5587

If to Mr. Wang or the Wang Family Trust at:

Facsimile:

3.3           Additional Actions.  The parties will execute such further instruments and take such further action as may reasonably be necessary to carry out the intent of this Put Option Agreement.

3.4           Severability.  In case any provision of this Put Option Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.5           Counterparts.  This Put Option Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

3.6           Entire Agreement.  This Put Option Agreement constitutes the full and entire understanding and agreement between Avocent and the Mr. Wang with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner with regard to the subjects hereof by any warranties, representations, or covenants, except as specifically set forth herein.

IN WITNESS WHEREOF, the undersigned has executed this Put Option the day and year first above written.

AVOCENT CORPORATION

By:	/s/ Samuel F. Saracino
Print Name: Samuel F. Saracino
Title: EVP, General Counsel, & Secretary

ZHUO “JOE” WANG

/s/ Zhuo Wang
Zhuo “Joe” Wang

EXHIBIT A

PUT OPTION NOTICE

(To be signed only upon exercise of the Put Option)

To:          Avocent Corporation

The undersigned, Zhuo “Joe” Wang, either individually or as the authorized Trustee of the Wang Family Trust — Fund B dated June 6, 2006 as amended, the holder of the Put Option (the “Put Option”) under the terms and conditions of the Put Option Agreement dated as of September 7, 2006 between Avocent Corporation, a Delaware corporation (“Avocent”), and Mr. Wang, hereby irrevocably elects to exercise his one-time right under the Put Option to sell to Avocent ________ shares of Common Stock of Avocent Corporation at the Put Price per share set forth in the Put Option. The undersigned hereby represents to Avocent that such shares constitute Subject Shares under the Put Option and is delivering herewith certificates representing such shares to Avocent.

Dated:

Zhuo “Joe” Wang
Address: